BNP Residential Properties, Inc.
301 South College Street, Suite 3850
Charlotte, North Carolina  28202

Contact: Philip S. Payne
         Chairman
         (704) 944-0100

PRESS RELEASE
FOR IMMEDIATE RELEASE


                       BNP RESIDENTIAL PROPERTIES DECLARES
                               INCREASED DIVIDEND

Charlotte, N.C., January 19, 2006. BNP Residential Properties, Inc. (AMEX: BNP) a Charlotte, North Carolina based real estate investment trust, today declared a regular quarterly dividend of $0.26 per share, which will be paid on February 15, 2006, to shareholders of record of our common stock on February 1, 2006. This represents a four percent increase over our previous dividend rate.

President and CEO, Scott Wilkerson stated, "We are pleased to announce an increase in our dividend this quarter. We continue our commitment to our shareholders and to paying the highest dividend that is reasonably prudent. We look forward to 2006 and the continued growth of our company."

More information may be obtained by calling the company's Corporate Offices at
(704) 944-0100 or on the Internet through the company website at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.

Forward Looking Statement Disclosure: This press release may contain forward-looking statements concerning the company's operations, economic performance and financial condition, including forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including the consummation and timing of pending acquisitions and those factors identified in the company's annual report on Form 10-K for the year ending December 31, 2004.


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